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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors

Lumenon Innovative Lightwave Technology, Inc.



     We consent to incorporation by reference in the registration statements on Form S-3, as amended, and Form S-8, dated May 3, 2001 and August 20, 2001, respectively, of Lumenon Innovative Lightwave Technology, Inc. (the "Corporation") of our report dated August 8, 2001, relating to the consolidated balance sheets of the Corporation as of June 30, 2001 and 2000, and the related consolidated statements of operations, cash flows and stockholders' equity for the years ended June 30, 2001 and 2000, the six-month period ended June 30, 1999, and for the periods from inception (March 2, 1998) to June 30, 1998 and to June 30, 2001, which report appears in the Amendment No. 1 to the Annual Report on Form 10-K of the Corporation, dated June 30, 2001. We also consent to the reference to our firm under Item 14 in such Annual Report on Form 10-K.


/s/ KMPG LLP

KPMG LLP


Chartered Accountants
Montreal, Canada
October 2, 2001